UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 12, 2008 (November 5, 2008)
The Scotts Miracle-Gro Company
  (Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041

(Address of principal executive offices)		(Zip Code)
(937) 644-0011
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.2

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Performance Measures for The Scotts Company LLC Amended and Restated Executive Incentive Plan
On November 5, 2008, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of The Scotts Miracle-Gro Company (the “Company”) established the performance measures and targets under The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”) (formerly known as The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan) for the annual cash incentive award (i.e., bonus) payable to eligible employees of The Scotts Company LLC and its affiliates that participate in the EIP, including each of the named executive officers of the Company, with respect to the fiscal year ending September 30, 2009.
The shareholders of the Company approved The Scotts Company LLC Executive/Management Incentive Plan at the 2006 Annual Meeting of Shareholders held on January 26, 2006. A copy of The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan, effective November 7, 2007, was filed as Exhibit 10(b)(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed on November 29, 2007. A copy of the Amendment to The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan, effective as of November 5, 2008, changing the name of such plan to the EIP, is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Each participant’s target incentive opportunity under the EIP is a percentage of the participant’s base salary. The amount of any bonus earned could range from zero to two hundred fifty percent of the target incentive opportunity, based upon the extent to which the pre-established annual performance targets are met or exceeded. In addition, in order for any payments to be made under the EIP, the Company must be in compliance with the financial covenants contained in its credit facility.
The performance measures under the EIP for the fiscal year ending September 30, 2009 for corporate level participants are based on enterprise level (i.e., the Company on a consolidated basis) adjusted net income, free cash flow and return on invested capital. The performance measures under the EIP for the fiscal year ending September 30, 2009 for global operations leadership level participants are based on enterprise level adjusted net income, free cash flow and return on invested capital, as well as EBITDA, working capital and capital expenditures for the Company’s operating groups on a consolidated basis.
The Committee set the target incentive opportunity for each of the Company’s Executive Vice Presidents, including named executive officers David C. Evans (corporate level participant), Barry W. Sanders (global operations leadership level participant) and Denise S. Stump (corporate level participant), at 60% of base salary. The Committee set the target incentive opportunity for Mark R. Baker, the Company’s President and Chief Operating Officer (global operations leadership level participant), at 75% of base salary, and for James Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board and a named executive officer (corporate level participant), at 100% of base salary.
Barry Sanders Performance Goals
As previously disclosed, on October 30, 2007, Barry W. Sanders, the Company’s Executive Vice President, North America, was granted the right to receive up to 40,000 performance shares in the aggregate, which included up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Each performance share represents the right to receive one full common share if the applicable performance goals are satisfied.
On November 5, 2008, the Committee established the performance goals for the 2009 and 2010 fiscal year performance periods. For the 2009 fiscal year performance period, the Committee established the performance goal measurement level based on North America EBITDA.

The Committee also established the performance goal measurement level for the 2010 fiscal year performance period based on North America EBITDA. The established criteria for both the 2009 and 2010 fiscal year performance periods allows for performance shares to be earned ratably on a straight-line basis for performance between the minimum and maximum performance levels.
Item 9.01 — Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description	Location

10.1	The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (effective as of November 7, 2007)	Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (File No. 1-13292) [Exhibit 10(b)(2)]

10.2	Amendment to The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (effective as of November 5, 2008)	Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: November 12, 2008	By:	/s/ David C. Evans
Printed Name: David C. Evans
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 12, 2008
The Scotts Miracle-Gro Company

Exhibit No.	Description	Location

10.1	The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (effective as of November 7, 2007)	Incorporated herein by reference to the Annual Report on Form 10-K of The Scotts Miracle-Gro Company for the fiscal year ended September 30, 2007 (File No. 1-13292) [Exhibit 10(b)(2)]

10.2	Amendment to The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (effective as of November 5, 2008)	Filed herewith

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